Exhibit 99.2

May 3, 2018

Consent of D.A. Davidson & Co.:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Springfield Bancshares, Inc. (“Springfield”) as an Appendix to the Proxy Statement/Prospectus relating to Springfield’s proposed merger with QCR Holdings, Inc. (“QCR”) contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission by QCR, and to the references to our firm and such opinion in such Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ D.A. Davidson
D.A. Davidson & Co.
Chicago, Illinois

Investment Banking

30 N. LaSalle • Suite 1600 • Chicago, IL 60602 • (312) 525-2777  • FAX (312) 525-2778

www.davidsoncompanies.com/ecm/